UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 12, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 1, 2024, the board of directors (the “Board”) of Tellurian Inc. (the “Company”) elected not to renew or extend the term of the Company’s employment agreement (the “CEO Employment Agreement”) with Octávio Simões, the Chief Executive Officer of the Company, beyond the term ending on June 5, 2024. In connection with such election by the Board, on March 15, 2024, the Company and Mr. Simões entered into a Transition, Separation, and General Release Agreement (the “Transition Agreement”).

Pursuant to the Transition Agreement, on March 15, 2024, Mr. Simões resigned from his role as the Chief Executive Officer of the Company and became the Senior Commercial Advisor for the Company, reporting to the President of the Company. Mr. Simões will remain employed by the Company until June 5, 2024, unless he is earlier terminated by the Company or resigns (the “Termination Date”). During the transition period ending on the Termination Date, Mr. Simões will continue to be paid his current base salary and receive his current level of health, welfare, retirement, and vacation benefits.

In consideration for Mr. Simões executing a release of claims in favor of the Company after his employment terminates, the Transition Agreement provides that Mr. Simões will receive benefits consisting of (i) a cash separation payment of $500,000, payable within 10 days after the effective date of the release that Mr. Simões signs on his last day of employment; (ii) eligibility for the unvested portion (i.e., $5,000,000) under that certain 2020 cash incentive award agreement with Mr. Simões to remain outstanding and eligible to vest pursuant to the terms of such agreement without regard to the continuous service requirement; (iii) eligibility for 2,000,000 shares of restricted stock of the Company issued to Mr. Simões in 2020 to remain outstanding and eligible to vest pursuant to the terms of the applicable award agreements without regard to the continuous service requirement; and (iv) the reimbursement of up to $15,000 in reasonable moving and relocation expenses incurred by Mr. Simões. The Transition Agreement confirms that certain provisions contained in the CEO Employment Agreement, including confidentiality, non-competition, non-solicitation and certain restrictions relating to the disclosure of proprietary information, shall remain in full force and effect. The Transition Agreement also contains customary terms applicable to the departure of an executive of the Company, including recoupment and confidentiality provisions, as well as the resignation by Mr. Simões from all offices and directorships with Company Entities (as defined in the CEO Employment Agreement) other than the aforementioned Senior Commercial Advisor role, effective as of March 15, 2024.

Following the resignation of Mr. Simões, the Company’s President Daniel Belhumeur remains its “principal executive officer” and co-“principal operating officer” (as those terms are defined in applicable securities laws), Samik Mukherjee, who was appointed President, Tellurian Investments on March 12, 2024, became a co-principal operating officer, and Mr. Simões ceased serving in those roles. Neither Mr. Belhumeur’s nor Mr. Mukherjee’s compensation was amended in connection with these changes.

Mr. Mukherjee, 53, joined the Company in May 2022 as Executive Vice President and President, Driftwood Assets, including pipelines, liquefied natural gas (“LNG”) production and export terminal. He has over 30 years of energy industry experience, most recently serving as Executive Vice President and Chief Operating Officer of McDermott International, Ltd. (July 2018–May 2022), where he was responsible for global operations, assets management, commercial, digital and energy transition. During his time at McDermott, Mr. Mukherjee was responsible for the project execution of five LNG projects with over 60 million tonnes per annum (mtpa) of LNG liquefaction capacity. He holds a master’s degree in business administration from the Rotterdam School of Management (RSM) at Erasmus University in the Netherlands and a bachelor’s degree in chemical engineering from the Indian Institute of Technology (IIT) Kanpur, India. Mr. Mukherjee completed the Harvard Business School Executive Program on Aligning and Executing Strategy. There are no family relationships between Mr. Mukherjee and any director or executive officer of the Company, and there are no transactions between Mr. Mukherjee and the Company that require disclosure pursuant to Item 404 of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release regarding the Company’s leadership changes. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of March 18, 2024

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: March 18, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer